EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class B ordinary shares, US$0.0001 par value per share, of Hesai Group, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2024.

Lightspeed China Partners III, L.P.

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	For and on behalf of Lightspeed China Partners III GP, LLC, General Partner; Director of Lightspeed China Partners III GP, LLC

Lightspeed China Partners Select I, L.P.

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	For and on behalf of Lightspeed China Partners Select I GP, LLC, General Partner; Director of Lightspeed China Partners Select I GP, LLC

Guangyi HS Holding Limited

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Authorized Signatory

Lightspeed China Partners III GP, LLC

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Director

Lightspeed China Partners Select I GP, LLC

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Director

James Qun Mi

By:	/s/ James Qun Mi

Aibao Chai

By:	/s/ Aibao Chai